GAM FUNDS, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of


GAM Funds, Inc.


         A Special Meeting of Shareholders of GAM Funds, Inc. (the "Company") will be held on October 26, 1999 at 11:00 A.M., at the offices of the Company on the 25th Floor, 135 East 57th Street, New York, New York, for the following purposes:

     1. To approve or disapprove the proposed Investment Advisory Contract between the Company and the Investment Advisor, GAM International Management Limited;

     2. For GAM Pacific Basin Fund shareholders only, to change the fundamental investment restriction of GAM Pacific Basin Fund to permit GAM Pacific Basin Fund to invest more than 25% of the value of its total assets in a single sector; and

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.


     The subjects referred to above are discussed in detail in the Proxy Statement attached to this notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record at the close of business on September 29, 1999 are entitled to receive notice of and to vote at the meeting. Whether or not you intend to be present at the meeting, we urge you to fill in, sign and promptly return the enclosed proxy or use the toll-free telephone number on the proxy card to vote your shares in order that the meeting may be held and a maximum number of shares may be voted, and avoid the added expense of a second mailing to unvoted proxies.


September ___, 1999                                          Joseph J. Allessie
                                                                  Secretary


PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. PLEASE DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE MAIL YOUR PROXY PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION. IF YOU ARE A SHAREHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE NUMBER ON THE PROXY CARD TO VOTE YOUR SHARES. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE INSTRUCTIONS THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED. TELEPHONE VOTING ALSO WILL BE OFFERED TO SHAREHOLDERS OWNING STOCK THROUGH CERTAIN BANKS AND BROKERS.

                                 GAM FUNDS, INC.

                              QUESTIONS AND ANSWERS


     Please find below a brief overview of some matters affecting GAM Funds, Inc. which require shareholder vote. We encourage you to read the full text of the enclosed Proxy Statement and to vote your shares.

Why is my proxy being solicited?

     The shareholders of Global Asset Management Limited ("GAML"), an indirect parent company of the investment advisor to GAM Funds, Inc., have agreed to sell their interest in GAML to UBS AG. UBS AG is the largest banking corporation in Switzerland. To ensure that the current investment advisor, GAM International Management Limited, may continue to serve as investment advisor, we are seeking shareholder approval of a new investment advisory contract.

     In addition, for shareholders of GAM Pacific Basin Fund, we are seeking shareholder approval to modify one of the investment restrictions to allow GAM Pacific Basin Fund to invest more than 25% of its assets in the finance sector.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

How will the proposals affect my Fund?

     The sale of GAML to UBS AG will not affect the investment objectives or restrictions of your Fund. The proposed investment advisory contract will involve the same parties on identical terms with those of the current investment advisory contract, except that the dates of effectiveness and termination will be different.

     Approval of the proposal to change one of the investment restrictions of GAM Pacific Basin Fund will not affect any Fund other than GAM Pacific Basin Fund and will not change any other investment restriction of the GAM Pacific Fund.

Will the proposals result in a change of advisory fees?

     No, there will be no change in the advisory fees of any of the Funds.

What are the benefits of the proposals?

     The Board of Directors anticipates that the proposed sale of GAML to UBS AG may have several benefits to GAM Funds, Inc., including, greater financial strength, better distribution facilities, and synergies of financial products. Approval of the proposed investment advisory contract will allow GAM Funds, Inc. to take advantage of these benefits.

     As for the modification of the investment restriction for GAM Pacific Basin Fund, the Board believes that permitting GAM Pacific Basin Fund to invest a significant portion of its assets in the finance sector will allow GAM Pacific Basin Fund to take advantage of significant growth opportunities in that area.

Is GAM Funds, Inc. paying for the costs of this solicitation?

     No, GAM Funds, Inc. is not paying for the costs of this solicitation.

How do I vote?

     You may exercise your vote by any of the following means:


     1)   by returning the enclosed proxy card in the addressed  envelope
     2) [by calling the toll-free telephone number that appears on your proxy card]
     3)   by voting in person at the shareholders meeting.


Whom should I contact with questions?

     If you have any questions, please feel free to contact ____________.

                                 GAM FUNDS, INC.
                              135 East 57th Street
                            New York, New York 10022

                                 PROXY STATEMENT

Introduction

Shareholders Meeting

     This Proxy Statement and enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of GAM Funds, Inc., a Maryland Corporation (the "Company"), for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on October 26, 1999 at 11:00 A.M. at the offices of the Company on the 25th Floor, 135 East 57th Street, New York, New York, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and enclosed form of proxy are expected to be mailed to shareholders of record commencing on or about ______, 1999. The Company currently consists of seven Series, GAM International Fund, GAM Global Fund, GAM Pacific Basin Fund, GAM Japan Capital Fund, GAM Europe Fund, GAM North America Fund and GAMerica Capital Fund, which are referred to herein both individually and collectively as the "Series".

Proxy

     Any proxy given pursuant to such solicitation and received in time for the Special Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR all of the matters specified in the proxy. The enclosed proxy is revocable by you at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the meeting. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

     In addition to the solicitation of proxies by mail, the Company may utilize the services of its officers, who will not receive any compensation therefor, to solicit proxies by telephone, by telegraph and in person. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. The cost of soliciting proxies will not be paid by the Company.

Shareholders

     On September 29, 1999, the date for determination of shareholders entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof, there were issued and outstanding the following numbers of shares of each of the respective Series of the Company: _________ shares of GAM International Fund, _________ shares of GAM Global Fund, _________ shares of GAM Pacific Basin Fund, _________ shares of GAM Japan Capital Fund, __________ shares of GAM Europe Fund, _________ shares of GAM North America Fund and __________ shares of GAMerica Capital Fund. Each whole share is entitled to one vote and any fractional shares entitled to a fractional vote. Taken together, these shares constituted all of the Company's outstanding securities as of ________, 1999.


PROPOSAL  ONE:  APPROVAL OR  DISAPPROVAL  OF THE  PROPOSED  INVESTMENT  ADVISORY
                AGREEMENT BETWEEN THE COMPANY AND THE INVESTMENT ADVISOR

     The first proposal to be submitted at the Special Meeting of Shareholders of the Company is to approve or disapprove of the investment advisory contract (the "Advisory Contract") between the Company and the Investment Advisor, GAM International Management Limited ("GIML"). GIML acts as investment adviser to GAM International Fund, GAM Global Fund, GAM Pacific Basin Fund, GAM Japan Capital Fund, GAMerica Capital Fund and GAM Europe Fund and as co-investment adviser with Fayez Sarofim & Co. ("Sarofim") to GAM North America Fund. The Advisory Contract will be identical to the existing investment advisory contract between the Company and GIML, except for the date of termination, and a copy of this Advisory Agreement is set forth as Exhibit A hereto. The reason for the required approval is the change of control of GIML, which may be deemed to have resulted in an assignment of the Advisory Contract, as defined in the Investment Company Act of 1940 (the "1940 Act").

GIML

     GIML maintains its principal executive office at 12 St. James's Place, London SW1A 1NX, England. GIML was organized as a corporation under the laws of the United Kingdom in March 1984. An audited balance sheet of GIML as of March 31, 1999 is set forth as Exhibit B to this Proxy Statement. An unaudited balance sheet of GIML as of June 30, 1999 is set forth as Exhibit C to this Proxy Statement. GIML represents that there has been no material adverse change in the financial condition of GIML since the date of the unaudited balance sheet.


     GIML is a wholly-owned subsidiary of Global Asset Management (U.K.) Limited, 12 St. James's Place, London, SW1A 1NX, England, a holding company. Global Asset Management (U.K.) Limited is wholly owned by GAM Admin B.V., Buitenhofdreed 270, 2625 RE Delft, the Netherlands, which is wholly owned by Global Asset Management GAM Sarl. Global Asset Management GAM Sarl is wholly owned by Greenpark Management N.V., Kaya Flamboyan 96, Curacao, Netherlands Antilles, which is wholly owned by GAML, 45 Reid Street, Hamilton, Bermuda. GAML is in turn owned by three shareholders: Lorelock S.A., 53rd Urbanizacion Obarrio, Torre Bancosur, 16th Floor, Panama, Republic of Panama, which is controlled by a discretionary trust of which Mr. de Botton, a Director and President of the Company, may be deemed to be a beneficiary; St James's Place Corporate Investments Limited, 27 St. James's Place, London SW1A 1NR, England, an international diversified financial services company; and Sage Holdings Limited. St. James's Place Corporate Investments Limited controls, individually and collectively and directly and indirectly, a number of subsidiaries which provide financial services and investment management services for various investment companies, among others, and which are involved internationally in various financial service businesses.

Transaction

     Pursuant to a Stock Purchase Agreement dated as of September 14, 1999 among the shareholders of GAML and UBS AG ("UBS"), UBS will take over complete and effective control of GAML (the "Transaction"). Since GIML is a wholly owned indirect subsidiary of GAML, the Transaction will result in UBS's acquisition of effective control of GIML.

     The 1940 Act requires that all investment advisory contracts with registered investment companies have a provision resulting in the automatic termination of the investment advisory contract where the investment advisor attempts to assign such contract without the approval of the shareholders of the registered investment company. As required by the 1940 Act, the Advisory Contract with GIML provides for such an automatic termination in the event of an "assignment." The 1940 Act defines "assignment" to include any indirect or direct transfer of an investment advisory contract. Because the change in control of GIML could be deemed an indirect transfer of the investment advisory contract, the Transaction may be deemed to have resulted in an "assignment" of the Advisory Contract between the Company and GIML.

     Consequently, the Board is seeking shareholder approval of the proposed Advisory Contract between GIML and the Company on the same terms as the current investment advisory contract.

Directors of GIML

     The directors of GIML and their principal occupations are as follows:

Name                                Title and Principal Occupation

Gilbert M. de Botton                Chief Executive  Officer of GIML,  Director
                                    of GAML and Chairman of Global Asset
                                    Management (U.K.) Ltd.

Jean-Philippe Cremeres              Investment Director, GIML

Gordon D. Grender                   Investment Manager of GIML

Paul S. Kirkby                      Investment Director, Global Asset Management
                                    (H.K.) Ltd.

Alan McFarlane                      Managing Director (Institutional), GAML

David J. Miller                     Finance Director of Global Asset Management
                                    (U.K.) Ltd.

Denis Graham Raeburn                Managing Director, GAML and Global Asset
                                    Management (U.K.) Ltd.

Count Ulric E. von Rosen            President, Bonnier Medical Division of
                                    Bonnier Medical Group, Sweden

UBS

     UBS is a banking corporation organized under the laws of Switzerland and is the largest banking corporation in Switzerland. UBS operates in over 50 countries in the world and has a total of over 48,000 employees. In the United States, UBS operates branches in Stamford, Chicago, New York, Los Angeles, San Francisco, Miami, and Houston. UBS also maintains direct and indirect subsidiaries in the United States, including Warburg Dillon Read LLC, an investment bank and a broker-dealer; UBS Brinson Inc. and Brinson Partners Inc., investment advisors; and Warburg Dillon Read Futures Inc., a futures commission merchant. UBS's core businesses can be divided into five categories: private banking, private and corporate services, investment banking, institutional asset management and private equity. UBS is one of the world's leading financial services group with over five million customers and $1 trillion of client assets under management.

Information Concerning the Advisory Contract

     The Advisory Contract, which is set forth as Exhibit A to this Proxy Statement, requires GIML to conduct and maintain a continuous review of the portfolios of each Series of the Company and, except with respect to GAM North America Fund, to make all decisions regarding purchases and sales of securities and other investments on behalf of each Series, subject to review by the Board of Directors. With respect to GAM North America Fund, GIML shall provide to Sarofim recommendations as to the purchase and sale of securities, portfolio reviews, and investment research and advice with respect to the securities and investment of GAM North America Fund. GIML renders its services to each Series from outside the United States.

     Expenses. GIML is required to pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel and office services as may be required in performing the duties required under the Advisory Contract. GIML is not required to furnish any overhead facilities for the Company, including daily pricing or trading desk facilities. The Company pays for all expenses of its operation, including office space and equipment, trading desk facilities, employee compensation, fees and expenses of directors, interest, taxes, fees and commissions of every kind, expenses of issue, repurchase or redemption of shares, registering or qualifying shares for sale, insurance, association membership dues, all charges of custodians (including fees as custodian and for maintaining books, performing portfolio valuations and rendering other services to the Company), transfer agents, registrars, auditors and legal counsel, expenses of preparing, printing and distributing prospectuses, proxy materials, reports and notices to shareholders, and all other costs incident to the Company's existence as a corporation. Included in the expenses of registering or qualifying shares for sale, which the Company bears, are the printing costs, legal fees and other expenses relating to the preparation and filing with the Securities and Exchange Commission (the "SEC") and other relevant authorities of the Company's registration statement and the production and filing of the definitive prospectus and statement of additional information for each Series. All expenses which benefit a specific Series will be charged to that Series, and all expenses which are deemed to benefit all Series equally shall be charged in equal parts to each Series.

     Fees. For its services to each Series other than GAM North America Fund, GIML receives a quarterly fee of 0.25% of the average daily net assets of each Series during the quarter preceding each payment, equivalent to an annual fee of 1.0% of that Series' average daily net assets during the year. For its services to GAM North America Fund, GIML receives a quarterly fee of 0.125% of the average daily net assets of GAM North America Fund during the quarter preceding each payment, equivalent to an annual fee of 0.5% of GAM North America Fund's average daily net assets during the year. The rate of the advisory fee paid by each Series is higher than for most investment companies. The actual advisory fee paid by each Series with respect to the period ended December 31, 1998 and the total net assets of each Series as of such date are set forth below:


                International        Global      Pacific Basin   Japan          Europe       North America    GAMerica
                -------------        ------      -------------   -----          ------       -------------    --------


Advisory Fee:     $26,355,350        $1,287,387    $207,532      $280,165       $513,908      $160,274        $84,838

Total Net Assets: $2,988,201,239   $169,772,206    $18,457,712   $24,272,851    $52,231,891   $19,478,278     $13,644,844


     Each Series' expense ratio can be expected to be higher than those of investment companies investing in domestic securities since the cost of maintaining custody of foreign securities and the rate of advisory fee paid by each Series are higher than those for most investment companies investing in domestic securities.

     Indemnification. The Advisory Contract provides that GIML is not liable for any losses resulting from its acts or omissions in the course of rendering services under the Advisory Contract in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations under the Advisory Contract. The Advisory Contract permits GIML to render services to other persons or organizations and to engage in other activities.

     Termination. The Advisory Contract will terminate automatically in the event of its assignment, as such term is defined under the 1940 Act, and may be terminated with respect to each Series at any time without payment of any penalty on 60 days' written notice, with the approval of a majority of the directors of the Company in office at the time or by vote of a majority of the outstanding shares of that Series (as defined in the 1940 Act).


Information Regarding Portfolio Transactions

     Purchase and sale orders will usually be placed with brokers who are selected by GIML on behalf of each Series of the Company, other than GAM North America Fund, on the basis of their ability to achieve "best execution" of such orders. "Best execution" means prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation: the overall direct net economic result to each Series (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possible difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by GIML and the Company in determining the overall reasonableness of brokerage commissions.

     GIML is authorized to allocate brokerage and principal business to brokers who have provided brokerage and research services for any Series or for other accounts for which GIML exercises investment discretion to cause any Series to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if GIML in recommending or making the allocation in question determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker. In demonstrating that such determinations were made in good faith, GIML shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Company's brokerage policy; that commissions were not allocated or paid for products or services which were readily and customarily available and offered to the public on a commercial basis; and that the commissions paid were within a reasonable range.

     Research services provided by brokers to the Company or GIML consist of that which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. Research furnished by brokers through whom the Company effects securities transactions may be used by GIML for any of its accounts, and not all such research may be used by GIML for the Company. When execution of portfolio transactions is allocated to brokers trading on exchanges outside the United States with fixed brokerage commission rates, account may be taken of various services provided by the broker, including quotations for daily pricing of foreign securities held in the portfolio of a Series and trading desk services for the Company.

     Purchases and sales of portfolio securities within the United States other than on a securities exchange shall be executed with primary market makers acting as principal except where, in the judgment of GIML, better prices and execution may be obtained on a commission basis or from other sources.

     Portfolio transactions executed by brokers which may be deemed to be affiliated with the Company will be in accordance with procedures adopted by the Company, pursuant to Rule 17e-1 under the 1940 Act, to ascertain that the brokerage commissions paid to such brokers are fair, reasonable, usual and customary compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. The Board of Directors of the Company will review these procedures at least annually and will determine at least quarterly that all brokerage commissions paid to such brokers during the preceding quarter were paid in compliance with such procedures. The Company has not used affiliated brokers in the past and currently does not intend to do so in the future.

     During the fiscal year ended December 31, 1998, GAM International Fund paid $6,155,942 for brokerage commissions, GAM Global Fund paid $385,674 for brokerage commissions, GAM Pacific Basin Fund paid $109,176 for brokerage commissions, GAM Europe Fund paid $407,460 for brokerage commissions, GAM North America Fund paid $20,784 for brokerage commissions, GAM Japan Capital Fund paid $53,902 for brokerage commissions, and GAMerica Capital Fund paid $11,605 for brokerage commissions.

Special Requirements

     Section 15 of the 1940 Act provides that when a change of control of an investment adviser to an investment company occurs, the investment adviser or any of its affiliated person may receive an amount or benefit in connection therewith as long as two conditions are satisfied.

     First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term "unfair burden" includes any arrangements during the two year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale or other property to, or on behalf of the investment company (other than fees for bona fide brokerage and principal underwriting services). The Board has not been advised by GIML of any circumstances arising from the Transaction that might result in an unfair burden being imposed on the Company.

     The second condition is that, during the three year period immediately following the Transaction, at least 75% of the members of the Board of Directors of the Company must not be "interested persons" of the Company (after the Transaction) or the predecessor investment adviser within the meaning of the 1940 Act. After the Transaction, 75% of the directors of the Company will not be "interested persons" of GIML or any of its affiliates.

Recommendation of the Board

     At meetings of the Board held on September 22 and 29, 1999, the Board, including all of the directors who are not interested directors, considered the continuance of GIML as investment advisor to GAM International Fund, GAM Global Fund, GAM Pacific Basin Fund, GAM Japan Fund, GAM Europe Fund, and GAMerica Fund and as co-advisor to GAM North America Fund upon the acquisition by UBS of effective control of GIML. The Board obtained from GIML and UBS such information as it deemed reasonably necessary to make such a decision. It considered such factors as the continuity of management of GIML and the autonomy to be retained by companies in the GAM group; the nature, scope and quality of services provided to the Company by GIML; the quality of personnel of GIML; and the potential impact of the Transaction on the quality of services provided by GIML. Particular emphasis was placed on the potential synergies of a combination of the products offered by the Company and those of UBS, the additional resources of UBS, the breadth of the distribution facilities of UBS and the reputation of UBS for delivering quality services in the area of asset management.

     Those members of the Board who are not interested directors met alone with their independent counsel to discuss the information provided to them and the advisability of continuing to have GIML serve as investment adviser to the company.

     [Add description of issues raised at September 29 Board meeting.]

Approval of the Investment Advisory Contract

     The current advisory contract between GIML and the Company was originally approved by the shareholders of GAM International Fund on February 14, 1986, by the shareholders of GAM Global Fund on March 30, 1987, by the shareholders of GAM Pacific Basin Fund on July 25, 1988, by the shareholders of GAM Europe Fund and GAM North America Fund on March 29, 1990. At a meeting of the Board of Directors held on February 25, 1994, the Board of Directors approved an amended and restated advisory contract on behalf of GAM Global Fund, GAM International Fund, GAM Pacific Basin Fund, GAM North America and GAM Europe Fund. This amended and restated advisory contract was approved by the shareholders of GAM Global Fund, GAM International Fund, GAM Pacific Basin Fund, GAM North America Fund and GAM Europe Fund on April 14, 1994 and by the board of directors of GAM Japan Capital Fund (prior to the issuance of shares of such Series) on February 25, 1994, and by the board of directors of GAMerica Capital Fund (prior to the issuance of shares of such Series) on December 15, 1994.

     At the Special Meeting, the Advisory Contract will be submitted for approval of the shareholders of the Company, each Series voting separately as a class. Approval of the Advisory Contract with respect to each Series requires the affirmative vote of the holders of a majority of the outstanding shares of such Series. A majority of the outstanding shares of each Series is defined under the 1940 Act as the lesser of (a) 67% of the shares of the Series present at a meeting if the holders of more than 50% of such Series' outstanding shares are present in person or by proxy or (b) more than 50% of the Series' outstanding shares.

     If the proposed Advisory Contract between the Company and GIML is approved by the shareholders of a Series, such Contract will be effective as to that Series as of October 26, 1999 and will terminate on October 26, 2000. If the proposed Advisory Contract is not approved by the shareholders of a Series and the Transaction is consummated, then the existing Advisory Contract will be terminated automatically with respect to such Series. In the event of such a termination, the Board would then make arrangements for the management of the Company's investments as it believes appropriate and in the best interests of the Shareholders of such Series.

THE BOARD OF DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE NON-INTERESTED DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED INVESTMENT ADVISORY AGREEMENT.



                                                      Shares of GAM Funds, Inc.,
                                                    Beneficially Owned Directly or
                                                 Indirectly by Directors and Officers
                                               as of [December 31, 1998] [TO BE UPDATED]

   Name and                                                                Year
 Position with                                                             First       Inter              Pacific            North
the Company of                             Principal Occupations          Became     national    Global    Basin    Europe  America
 Each Nominee                             During Past Five Years          Director     Fund       Fund     Fund      Fund     Fund
 ------------                             ----------------------          --------     ----       -----    ----      ----     ----

Gilbert de Botton        Chairman, Global Asset Management Limited,        1984       139,047    119,829   209,942  155,903  12,060
Director and President   investment adviser, 1983 to present; Chairman,                31.7%      62.0%     87.8%    91.2%    44.4%
(age 63)(1)(2)           Global Asset Management (U.K.) Limited,
                         holding company, 1983 to present; Vice
                         Chairman, Global Asset Management(USA) Inc.,
                         investment adviser, 1989 to present.

George W. Landau         President, Americas Society and the Council
Director                 of the Americas, 1985-1993; Chairman, Latin       1994
(age 77)                 America Advisory Board of Coca-Cola
                         International, 1988 to present.

Roland Weiser            Chairman, Intervista, business consulting,        1988        34         1,058      651      659       0
Director                 1984 to present.                                             0.0%         0.6%      0.3%     0.4%
(age 66)(3)

Robert J. McGuire,       Attorney/Consultant, Morvillo, Abramowitz,
Director                 Grand, Iason & Silberberg, P.C., 1998 to
                         present;  President/Chief (age 62) Operating
                         Officer, Kroll Associates 1989-1997.

Directors and Officers                                                               139,084      120,891  210,593   156,562 12,060
of the Company as a                                                                  31.7%         62.5%    88.0%     91.6%   44.4%
Group

[TO BE UPDATED}


Notes to Table

(1) Mr. de Botton is an "interested person" of the Company, as defined in the Investment Company Act of 1940 (the "1940 Act"). Lorelock S.A., which is controlled by a discretionary trust of which Mr. de Botton is a potential beneficiary, owns approximately 70% of the voting securities of Global Asset Management Ltd., which controls GAM International Management Limited (the "Adviser") through its wholly-owned subsidiaries. Mr. de Botton is also a director of other investment funds organized outside the United States in the GAM group of funds.

(2) All shares indicated as owned beneficially by Mr. Gilbert de Botton, President and Director of the Company, are owned of record by clients, or custodians or nominees for clients, of the Adviser and its affiliates, or by employee benefit plans for the benefit of employees of the Adviser and its affiliates. Entities controlled by Global Asset Management Ltd. may be deemed to have investment or voting power over such shares. Mr. de Botton is the Chairman of Global Asset Management Ltd. and may be a beneficiary of a discretionary trust which indirectly owns approximately 70% of the voting securities of Global Asset Management Ltd. As a result, Mr. de Botton may be deemed to have shared voting or investment power over such shares. Mr. de Botton disclaims beneficial ownership of such shares.

(3) Does not Include [431 shares of GAM International Fund, 690 shares of GAM Global Fund, 524 shares of GAM Pacific Basin Fund, 659 shares of GAM Europe Fund, and 67 shares of GAM North America Fund] owned by Mr. Weiser's spouse and children, which may be deemed to be beneficially owned by Mr. Weiser. Mr. Weiser disclaims beneficial ownership of such shares.

PROPOSAL TWO: APPROVAL OR  DISAPPROVAL OF CHANGING ONE  FUNDAMENTAL  INVESTMENT
              RESTRICTION FOR GAM PACIFIC BASIN FUND

     The Company has adopted fundamental investment restrictions that govern generally the operations of the Funds. Investment restrictions that are deemed fundamental may not be changed without a vote of the outstanding shares of the Company. The Company's current investment restrictions are set forth in Exhibit A to this Proxy Statement.

     At a meeting held on July 28, 1999 the Board of Directors approved the change of one of the Company's fundamental investment restrictions for GAM Pacific Basin Fund as described below.

     The text of the proposed change in the investment restriction is set forth below, followed by a brief commentary. The text of all the Company's investment restrictions is set forth in Exhibit A to this Proxy Statement.

Proposed Change

     The Company is proposing to change the current fundamental investment restriction 4 for GAM Pacific Basin Fund in the Company's Statement of Additional Information (see Exhibit A to this Proxy Statement) which reads as follows:

     "Each Fund may not: ...

     [4.] Concentrate more than 25% of the value of its total assets in any one industry (including securities of non-United States governments)."


     Proposed Change. The Board of Directors proposes changing Restriction 4 so that it would read in its entirety as follows:

     "[4] "Each Fund may not: ... Concentrate more than 25% of the value of its total assets in any one industry (including securities of non-United States governments) except for GAM Pacific Basin Fund which may concentrate more than 25% of the value of its total assets in the Finance Sector, as such sector is defined in the Morgan Stanley Capital International ("MSCI") Indices."

     Commentary: Restriction 4 limits investments in any one industry to 25% of the total assets of each of the funds. The proposed change would allow GAM Pacific Basin Fund to invest more than 25% of its total assets in the Finance Sector as defined by MSCI up to a limit to be established by the Board of Directors of the Company at its discretion. GAM Pacific Basin Fund would not be permitted to invest more than 25% of its total assets in any sector other than the Finance Sector. MSCI classifies the universe of companies into eight sectors: energy, materials, capital equipment, consumer goods, services, multi-industry, gold mines, and finance. The Finance Sector is comprised of four industries: banking, financial services, insurance and real estate.

     The primary purpose behind proposing the modification of this policy is to permit GAM Pacific Basin Fund to take advantage of opportunities in companies in the financial services industry, including banks, brokerage firms, insurance companies and real estate companies. The Fund's investment advisor and Board of Directors believe that companies in the Financial Sector will present significant growth opportunities as the economies of Asia and the Pacific Basin recover. The Investment Advisor and the Board of Directors note that this change in the fundamental investment restriction will permit GAM Pacific Basin Fund to concentrate its assets in a single sector in order to permit GAM Pacific Basin Fund to profit from this expected growth. While the proposed change to this investment restriction will eliminate a limitation on the concentration of assets in the Finance Sector, GAM Pacific Basin Fund's investment advisor will, of course, consider carefully all investments in the Finance Sector.

     The Board of Directors believes that investors in the GAM Pacific Basin Fund will benefit from this proposed change in the fundamental investment objective in two ways. First, GAM Pacific Basin Fund will have increased flexibility to respond to new developments and changing trends in the Pacific Basin marketplace. Second, GAM Pacific Basin Fund will have the opportunity to take advantage of a sector which the Fund's investment advisor and Board of Directors believe offers a number of attractive investment opportunities.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR CHANGING THE FOREGOING INVESTMENT RESTRICTION.


                            SUPPLEMENTAL INFORMATION

Principal Holders of Securities   [TO BE UPDATED]

     As of [____________, 1999], the following persons may be deemed to own beneficially more than 5% of the outstanding shares of any Fund.


                                Inter-                      Pacific                    North
                               national       Global         Basin        Europe      America       Total

Gilbert de Botton1              139,047       119,829        209,942      155,903      12,060        636,781
12 St. James's Place              31.7%         62.0%          87.8%        91.2%       44.4%          59.6%
London SW1A 1NX
England

Brown University                     --            --         24,414        9,843          --         34,256
c/o Norstar Trust Co.                --            --          10.2%         5.8%          --           3.2%
One East Ave.
Rochester, NY 14638

--------------------------------------------------------------------------------
1   See footnote (2) on page 4 above.

Caxton Partners                   2,905         4,943          9,073       12,654          --         29,575
101 Morgan Lane                    0.7%          2.6%           3.8%         7.4%          --           2.8%
Plainsboro, NJ  08536

Demvest Equities                  4,994            --         12,796        4,317          --         22,107
119 East 63rd St.                  1.1%            --           5.4%         2.5%          --           2.1%
New York, NY  10021

Fayez Sarofim & Co.                 853         4,535             --           --      14,332         19,720
Two Houston Center                 0.2%          2.3%             --           --       52.8%           1.8%
Suite 2907
Houston TX 77010

Gordon P. Getty                  51,221        45,064             --           --          --         96,285
c/o Marc E. Leland                11.7%         23.3%             --           --          --           9.0%
Watergate 500 Ste. 953
600 New Hampshire Ave. N.W.
Washington, DC 20037

Gordon P. Getty                      --        19,806         28,380       24,513          --         72,698
Family Trust                         --         10.2%          11.9%        14.3%          --           6.8%
600 New Hampshire Ave., N.W.
Suite 953
Washington, D.C. 20037

Esmond Harmsworth                5,124%            --          8,881        8,610          --         22,614
359 Beacon Street                  1.2%            --           3.7%         5.0%          --           2.1%
Boston, MA  02116

Helen Hotze Haas Unitrust         5,240         8,579          9,781       10,519          --         34,119
Bank of New York                   1.2%          4.4%           4.1%         6.2%          --           3.2%
706 Madison Avenue
New York, NY  10016

S. Klein Decl. Trust              2,981         2,674          4,545        4,883       1,800         16,883
c/o Rothschild Bank AG             0.7%          1.4%           1.9%         2.9%        6.6%           1.6%
Zollikerstrasse 181
8034 Zurich
Switzerland

Doris J. Lockhart                 1,613            --          2,257        2,597       1,662          8,129
2 Hayes Mews                       0.4%            --           0.9%         1.5%        6.1%           0.8%
London, W1X 7R5
England

Lone Star Industries             38,096            --             --           --          --         38,096
c/o Northern Trust Co.             8.7%            --             --           --          --           3.6%
P.O. Box 92956
Chicago, IL 60675

Long Island University           15,963            --             --           --          --         15,963
University Center                  3.6%            --             --           --          --           1.5%
Brookville, NY 11548

MAC & Co.                        25,591            --             --           --          --         25,591
Mellon Bank                        5.8%            --             --           --          --           2.4%
P.O. Box 320
Pittsburgh, PA  15230

Georges Marciano Trust           21,564        19,865         28,041           --          --         69,471
9756 Wilshire Blvd.                4.9%         10.3%          11.7%           --          --           6.5%
Beverly Hills, CA  90212

Memorial Sloan Kettering          5,730        21,352             --           --          --         27,082
1245 York Avenue                   1.3%         11.0%             --           --          --           2.5%
New York, NY  10021

Nadart                           28,646            --             --           --          --         28,646
c/o Harry G. Rooks                 6.5%            --             --           --          --           2.7%
8400 West Park Drive
McLean, VA  22102



All officers and                139,084       120,893        210,593      156,562      12,060        639,191
directors2                        31.7%         62.5%          88.0%        91.6%       44.4%          59.8%


Executive Officers of the Company

     The executive officers of the Company, all of whom serve at the pleasure of the Board of Directors, and their principal occupations during the past five years are as follows:

     Gilbert de Botton, President and Chairman of the Board (see page 5).

     Kevin J. Blanchfield (age 43), who has served as Vice President of the Company since December 1993, who was elected as Treasurer in 1997 and whose principal occupations during the last five years have been Senior Vice President-Finance and Administration, Lazard Freres & Co., 1991 to 1993; and Senior Vice President-Finance, J&W Seligman & Co. Inc., prior to 1991.

     Joseph Allessie (age 34), General Counsel, Corporate Secretary and Compliance Officer since 1999 and whose principal occupation during the past five years was a Regulatory Officer for the State of New Jersey, Department of Law and Public Safety, Bureau of Securities from 1993 until 1999.

     Teresa B. Riggin (age 38) who was elected Assistant Secretary in 1994 and whose principal occupations during the past five years have been Vice President-Administration and Assistant Secretary of Global Asset Management
(USA) Inc., Assistant Secretary of GAM Services Inc. and GAM Investments Inc. since 1994; and Vice President at Lazard Freres & Co. from 1992 to 1994.

--------------------------------------------------------------------------------
2 Includes shares which may be deemed to be owned beneficially by Mr. de Botton as described in footnote (2) on page 4 above.

     John L. Hogan, (40) Assistant Treasurer and who has been Assistant Manager,
Brown  Brothers   Harriman  &  Co.  since  1995.  Prior  to  1995,  Mutual  Fund
Administration Supervisor at New England Funds, L.P.

     Global Asset Management (USA) Inc., GAM Investments Inc. and GAM Services Inc. are all controlled by GAML, which also controls GIML.


                              SHAREHOLDER PROPOSALS

     The Company does not ordinarily hold annual meetings of shareholders. Any shareholder desiring to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send written proposals to the Company at GAM Funds, Inc., 135 East 57th Street, New York, New York 10022, and be received at a reasonable time prior to the date of the meeting of shareholders to be considered for inclusion in the materials for the meeting.

                             ADDITIONAL INFORMATION

     The presence in person or by proxy of the holders of a majority of the outstanding voting shares of the Company is required to constitute a quorum for the Special Meeting. Approval of the Advisory Contract between the Company and GIML (Proposal 1) will require the affirmative vote of a majority of all votes cast at the Special Meeting. Approval of the proposal to change one fundamental investment restriction for GAM Pacific Basin Fund in order to permit the investment of more than 25% of the assets of GAM Pacific Basin Fund in the Financial Sector up to a limit to be set by the Board of Directors of the Company at its discretion (Proposal 2) will require the affirmative vote of the holders of a majority of the outstanding shares of the Company. A majority of the outstanding shares of a company is defined under the 1940 Act as the lesser of (a) 67% of the shares of the company present at a meeting if the holders of more than 50% of such company's outstanding shares are present in person or by proxy or (b) more than 50% of the company's outstanding shares. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of each proposal.

                                  OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meeting other than those stated and described in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

     If you cannot attend the Special Meeting in person, please complete and sign the enclosed proxy and return it in the envelope provided or use the toll-free telephone number in the proxy card to vote your shares so that the meeting may be held and action taken on the matters described herein with the greatest possible number of shares participating.

Dated:   ________, 1999


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

                                      PROXY


                    PROXY SOLICITED BY BOARD OF DIRECTORS FOR
           SPECIAL MEETING TO BE HELD ON _____________________, 1999.


     The undersigned hereby appoints __________, _________________, and ____________, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of GAM Funds, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 135 East 57th Street, 25th Floor, New York, New York, on October 26, 1999 at 11:00 a.m., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth below, revoking any proxy or proxies heretofore given.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     Proposal 1: Approval of the Investment Advisory Agreement: Approval of the Investment Advisory Agreement between GAM Funds, Inc. and GAM International Management Limited.


                                        For          Against             Abstain


                                        ---            ---                 ---

     Proposal 2: (For GAM Pacific Basin Fund shareholders only) Approval of Change in Investment Restriction for GAM Pacific Basin Fund: Approval of the change in investment restrictions to allow GAM Pacific Basin Fund to concentrate more than 25% of its assets in the Finance Sector.


                                        For          Against             Abstain


                                        ---            ---                 ---
     Proposal 3: Discretionary Authority: In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting.

                                        For          Against             Abstain


                                        ---            ---                 ---

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

     Please Sign Here and Return Promptly

     Signature: ____________________ Dated:__________

     Signature: ____________________

     Please sign exactly as your name or names appear on your share certificates. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.